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                                                                   EXHIBIT 16.1


                      (PRICEWATERHOUSECOOPERS LETTERHEAD)




July 21, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Commissioners:

We have read the statements made by Just Like Home, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Amendment No. 2 to Form 8-K/A, as part of the Company's Amendment No. 2 to Form 8-K/A report dated July 23, 1999. We agree with the statements concerning our Firm in such Amendment No. 2 to Form 8-K/A.

                                          Very truly yours,


                                          PRICEWATERHOUSECOOPERS LLP